Exhibit 1.1

[    ] American Depositary Shares

Representing

[    ] Class A Ordinary Shares

(par value US$0.0001 per share)

ATOUR LIFESTYLE HOLDINGS LIMITED

UNDERWRITING AGREEMENT

[    ], 2023

[    ], 2023

[BofA Securities, Inc.

One Bryant Park
New York, NY 10036
United States of America

CMB International Capital Limited

45/F, Champion Tower

3 Garden Road

Central

Hong Kong]

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

The shareholders named in Schedule II hereto (the “Selling Shareholders”) of Atour Lifestyle Holdings Limited, an exempted company incorporated in the Cayman Islands (the “Company”), severally propose to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [    ] American Depositary Shares representing [    ] Class A ordinary shares, par value US$0.0001 per share, of the Company (the “Firm ADSs”).

The Selling Shareholders also propose to sell to the several Underwriters not more than an additional [    ] American Depositary Shares representing [    ] Class A ordinary shares, par value US$0.0001 per share, of the Company (the “Additional ADSs”) if and to the extent that the Representatives, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such American Depositary Shares granted to the Underwriters in Section 3 hereof. The Firm ADSs and the Additional ADSs are hereinafter collectively referred to as the “ADSs.” The Class A ordinary shares, par value US$0.0001 per share, and the Class B ordinary shares, par value US$0.001 per share, of the Company are hereinafter referred to as the “Ordinary Shares.”

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of November 10, 2022, among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. The ADSs will represent the right to receive the Ordinary Shares deposited pursuant to the Deposit Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1, including a prospectus, relating to the Ordinary Shares represented by the ADSs. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of ADSs (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional ADSs pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Company has filed a registration statement on Form F-6 relating to the ADSs with the Commission (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereafter referred to as the “ADS Registration Statement”). The Company has also filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A (the “Form 8-A Registration Statement”) to register the Ordinary Shares and the Class A ordinary shares, par value US$0.0001 per share, of the Company under Section 12(b) of the Exchange Act.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and, if any, each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus dated [    ], 2023 together with the documents and pricing information set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1.Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)Each of the Registration Statement, ADS Registration Statement and the Form 8-A Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or the Form 8-A Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)(i) Each of the Registration Statement, the ADS Registration Statement and the Form 8-A Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) each of the Registration Statement, the ADS Registration Statement and the Prospectus complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Form 8-A Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5) and at each Option Closing Date (as defined in Section 3), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described in Section 11(c).

(c)The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Any such free writing prospectus, as of its issue date and at all subsequent times through the completion of the sale of the ADSs, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the Time of Sale Prospectus or any preliminary or other prospectus deemed to part thereof that has not been superseded or modified. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and broadly available road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus.

(d)The Company has been duly incorporated, is validly existing as an exempted company with limited liability in good standing under the laws of the Cayman Islands, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing (or the foreign equivalent to the extent the concept is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, results of operations, business or prospects of the Company and its Subsidiaries (as defined below), taken as a whole, or on the ability of the Company to carry out its obligations under this Agreement and the Deposit Agreement (a “Material Adverse Effect”). The currently effective memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect.

(e)Each of the Company’s direct and indirect subsidiaries has been identified on Schedule V hereto (the “Subsidiaries”). Each of the Subsidiaries has been duly incorporated, is validly existing as a corporation or organization in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the equity interests of each Subsidiary have been duly and validly authorized and issued, are duly paid (to the extend they have become due and payable) in accordance with its respective articles of association in effect as of the date hereof, and non-assessable and are free and clear of all liens, encumbrances, equities or claims, and are owned as described in the Time of Sale Prospectus. None of the outstanding share capital or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Subsidiary. All of the constitutive or organizational documents of each of the Subsidiaries comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect.

(f)Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) none of the Company nor any of its Subsidiaries is currently prohibited, directly or indirectly, from (1) paying any dividends or making any other distributions on its share capital, (2) making or repaying any loan or advance to the Company or any other Subsidiary or (3) transferring any of its properties or assets to the Company or any other Subsidiary; and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of its Subsidiaries (1) may be converted into foreign currency that may be freely transferred out of such entity’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such entity’s jurisdiction of incorporation or tax residence; and (2) are not and will not be subject to withholding, value added or other taxes under the currently effective laws and regulations of such entity’s jurisdiction of incorporation, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company, any of the Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”).

(g)The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Subsidiaries, through its rights to authorize the shareholders of the Subsidiaries to exercise their voting rights.

(h)The ADSs have been approved for listing on the Nasdaq Global Select Market.

(i)This Agreement has been duly authorized, executed and delivered by the Company.

(j)The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and upon issuance by the Depositary of ADRs evidencing ADSs and the deposit of Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(k)The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(l)The Ordinary Shares outstanding have been duly authorized and validly issued, and are fully paid and non-assessable.

(m)The Ordinary Shares represented by the ADSs to be sold by the Selling Shareholders have been duly authorized and validly issued and are fully paid and non-assessable. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Ordinary Shares, ADSs or any other share capital of or other equity interests in the Company.

(n)Neither the Company nor any of its Subsidiaries is (i) except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of its jurisdiction of organization or any other jurisdiction where it operates, (ii) in violation of its constitutive or organizational documents, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (i) and (iii) above, where any such breach or default would not, individually or in aggregate, have a Material Adverse Effect.

(o)The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene (i) any provision of applicable law or the memorandum and articles of association of the Company, (ii) any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or (iii) any judgment, order or decree of any Governmental Entity having jurisdiction over the Company or any Subsidiary; and no consent, approval, authorization or order of, or qualification with, any Governmental Entity is required for the performance by the Company of its obligations under this Agreement and the Deposit Agreement, except such as may be required by the securities or Blue Sky laws of the various states of the United States in connection with the offer and sale of the ADSs.

(p)There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(q)There are no legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Material Adverse Effect or (ii)

that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(r)Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(s)The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(t)Except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and its Subsidiaries (i) are in compliance with any and all applicable national, provincial and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(u)Except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(v)Except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Ordinary Shares registered pursuant to the Registration Statement.

(w)(i) None of the Company or its Subsidiaries, or any director or officer thereof, or, to the Company’s knowledge, any employee, agent or representative thereof or their respective affiliates, is aware of or has taken or will take any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practice Act of 1977, as amended, and the rules of regulations thereunder, the U.K. Bribery Act 2010, as amended, and the rules and regulations thereunder, or any other applicable anti-corruption law in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; and (ii) the Company and its Subsidiaries and its and their affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

(x)The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including, to the extent applicable, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(y)(i) None of the Company, any of its Subsidiaries, or any director, officer thereof, or, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union (“EU”) (including under Council Regulation (EC) No.

194/2008), Her Majesty’s Treasury (“HMT”), the State Secretariat for Economic Affairs, or other relevant sanctions authority (collectively, “Sanctions”), or engaged in any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Sanctions Act, the Iran Threat Reduction and Syria Human Rights Act, or any applicable executive order, or

(B)located, organized or resident in a country, region or territory that is, or whose government is, the subject or the target of Sanctions (including, without limitation, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria) (each a “Sanctioned Country”).

(ii)For the past 5 years, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(z)Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its Subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(aa)The Company and its Subsidiaries have good and marketable title (in fee simple in the case of real property in applicable jurisdictions, and valid land use rights and building ownership certificates in the case of real property in the PRC) to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(bb)Except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and its Subsidiaries own, possess, or have been authorized to use, or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business as now conducted, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, to the knowledge of the Company, (i) there is no material infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by any third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries; (ii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or the subsidiaries’ or Subsidiaries’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (iii) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim, except in each case covered by clauses (i) to (iii) such as would not, if determined adversely to the Company or its Subsidiaries, individually or in the aggregate, have a Material Adverse Effect.

(cc)The Company has adopted and maintains data privacy and security policies designed to comply with applicable laws, and each of the Company and the Subsidiaries has complied with these policies and third-party obligations (imposed by applicable laws, regulations or contracts) regarding the collection, use, transfer, storage, protection, disposal and disclosure by the Company and the Subsidiaries of personally identifiable information and any other information collected from or provided by third parties in all material respects. The Company and the Subsidiaries have taken commercially reasonable steps to protect the information technology systems and data used in connection with the operation of the Company and the Subsidiaries. There has been no material security breach or attack or other compromise of or relating to any such information technology systems or data, and, except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, no material action, suit or proceeding (including, without limitation, governmental investigations or inquiries) by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to applicable data privacy and security laws is pending or threatened.

(dd)No material labor dispute with the employees of the Company or any of its Subsidiaries exists, except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

(ee)Neither the Company nor any of its Subsidiaries has sent or received any written communication regarding termination of, or intent not to renew, any of contracts or agreements specifically referred to or described in the Time of Sale Prospectus, or specifically referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company, any of its Subsidiaries or, to the Company’s knowledge after due inquiry, any other party to any such contract or agreement, except for such terminations and non-renewals that would not, individually or in the aggregate, result in a Material Adverse Effect.

(ff)The Company and each of its subsidiaries engaged in the business of hotel operation and management (“Hotel Subsidiaries”) are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Hotel Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Hotel Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(gg)The Company and its Subsidiaries possess all licenses, consents, authorizations, approvals, orders, certificates and permits issued by the appropriate national, provincial or local regulatory authorities (including, for the avoidance of doubt, all such authorities in the PRC) necessary to conduct their respective businesses; neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus; and the Company and its Subsidiaries are in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits in all material respects.

(hh)The Company maintains effective internal control over financial reporting (as defined under Rule 13-a15 and Rule 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(ii)There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

(jj)KPMG Huazhen LLP, who have certified certain financial statements of the Company, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder and are independent in accordance with the requirements of the U.S. Public Company Accounting Oversight Board.

(kk)The audited consolidated financial statements (and the notes thereto) of the Company included in the Registration Statement, Time of Sale Prospectus and Prospectus fairly present in all material respects the consolidated financial position of the Company as of the dates specified and the consolidated results of operations and changes in the consolidated financial position of the Company for the periods specified, and such financial statements have been prepared in conformity with US GAAP applied on a consistent basis throughout the periods presented (other than as described therein); the summary and selected consolidated financial data included in the Registration Statement, Time of Sale Prospectus and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein; the interactive data in eXtensible Business Reporting Language included in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Company review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies, (ii) any matter that could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years, or (iii) any significant deficiency, change in internal controls or fraud involving management or other employees who have a significant role in internal controls.

(ll)The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” in the Time of Sale Prospectus accurately describes: (i) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and the Company’s Board of Directors and management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies and have consulted with independent public accountants with regard to such disclosure.

(mm)The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Time of Sale Prospectus accurately and fully describes: (i) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur; and (ii) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any of its Subsidiaries, such as structured finance entities and special purpose entities (collectively, “off-balance sheet arrangements”) that are reasonably likely to have a material effect on the liquidity of the Company or any of its Subsidiaries or the availability thereof or the requirements of the Company or any of its Subsidiaries for capital resources.

(nn)The statements in the Time of Sale Prospectus and the Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Use of Proceeds”, “Dividend Policy”, “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation,” “Management”, “Related Party

Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale”, “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such matters described therein in all material respects.

(oo)Any statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(pp)Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(qq)Neither the Company nor any of its Subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs.

(rr)The Company and each of its Subsidiaries have filed all national, provincial, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had (nor does the Company nor any of its Subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(ss)From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters

Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(tt)The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule IV hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(uu)As of the time of each sale of ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers, no individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vv)The Company has not distributed and, prior to the later of the Closing Date or any Option Closing Date and the completion of the distribution of the ADSs will not distribute any offering material in connection with the offering and sale of the ADSs other than any preliminary prospectus, the Prospectus, any free writing prospectuses, if any, identified in Schedule III hereto.

(ww)Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Company or any of its Subsidiaries is engaged in any material transactions with its directors, officers, management, shareholders, or any other affiliate, including any person who formerly held a position as a director, officer and/or shareholder.

(xx)There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other similar payment in connection with the issuance and sale of the ADSs and the Ordinary Shares represented thereby.

(yy)The Company is aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the

State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006, as amended on June 22, 2009 (together with any official clarification, guidance, interpretation or implementation rules related thereto, the “M&A Rules”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an stock exchange located outside PRC; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors that signed the Registration Statement and each director has confirmed that he or she understands such legal advice; the Company and each director of the Company that signed the Registration Statement understand the potential personal liability to which each director of the Company that signed the Registration Statement and the executive officers of the Company may be subject in the event that the offering and sales of the ADSs as contemplated in this Agreement or the listing and trading of the ADSs on the Nasdaq Global Select Market were deemed not to be in compliance with the PRC Mergers and Acquisitions Rules.

(zz)Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, the sale of the ADSs and the Ordinary Shares represented thereby, the listing and trading of the ADSs on the Nasdaq Global Select Market and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement are not and will not be at the Closing Date or any Option Closing Date adversely affected by the M&A Rules.

(aaa)Each of the Company and its subsidiaries that were incorporated outside of the PRC has taken, or is in the process of taking, reasonable steps to comply with, and to ensure compliance by each of its shareholders, option holders, directors, officers and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or the repatriation of the proceeds from overseas offering and listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including without limitation, requesting each shareholder, option holder, director, officer and employee that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(bbb)Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no affiliations or associations between any member of FINRA and the Company; there are no affiliations or associations between (i) any member of FINRA and (ii) any of the Company’s officers, directors or, to the knowledge of the Company, 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission.

(ccc)Except for any taxes imposed on any Underwriter by the PRC, Hong Kong, or the Cayman Islands as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between such Underwriter and the jurisdiction imposing such taxes, no stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriters, the Company or any of its subsidiaries in the Cayman Islands, Hong Kong or the PRC, or to any taxing authority thereof or therein, in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the sale and delivery of the ADSs to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the ADSs by the Underwriters in the manner contemplated herein.

(ddd)Based on the manner in which the Company currently conducts its business, the expected composition of the Company's income and assets and the expected value of the Company’s assets (including goodwill, which is based on the expected price of the ADSs in this offering), the Company does not expect to be a “passive foreign investment company” for U.S. federal income tax purposes for its current taxable year.

(eee)It is not necessary under the laws of the Cayman Islands (i) to enable the Underwriters to enforce their rights under this Agreement or to enable any holder of ADSs to enforce their respective rights thereunder, provided that they are not otherwise engaged in business in the Cayman Islands, or (ii) solely by reason of the execution, delivery or consummation of this Agreement, for any of the Underwriters or any holder of ADSs or Ordinary Shares to be qualified or entitled to carry out business in the Cayman Islands.

(fff)Under the laws of the Cayman Islands, each holder of ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company.

(ggg)Each of this Agreement and the Deposit Agreement is in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company; and to ensure the legality, validity, enforceability or admissibility into evidence in Cayman Islands of this Agreement and the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Cayman Islands or that any stamp or similar tax in the Cayman Islands be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder, except for nominal stamp duty if the documents are executed in or brought into the Cayman Islands.

(hhh)The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(iii)Except as described under the section “Enforceability of Civil Liabilities” in the Time of Sale Prospectus and the Prospectus, the courts of the Cayman Islands, Hong Kong and the PRC would recognize as a valid judgment any final monetary judgment obtained against the Company in the courts of the State of New York.

(jjj)Neither the Company nor any of its Subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Cayman Islands, Hong Kong or the PRC. The irrevocable and unconditional waiver and agreement of the Company contained in Section 21(a) not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the Cayman Islands, Hong Kong and the PRC.

(kkk)The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands, Hong Kong and the PRC and will be honored by the courts of the Cayman Islands, Hong Kong and the PRC, subject to the discretion of the relevant courts and public policies and other principles to be considered by such courts and the other conditions described under the section titled “Enforceability of Civil Liabilities” in the Time of Sale Prospectus. The Company has the power to submit, and pursuant to Section 21(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 21(a)), and has the power to designate, appoint and empower, and pursuant to Section 21(b), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

(lll)No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (including all amendments and supplements thereto) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(mmm)The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and timely files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

2.Representations and Warranties of the Selling Shareholders. Each Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

(a)Such Selling Shareholder has, and on the Closing Date and each Option Closing Date will have, valid and unencumbered title to the ADSs and Ordinary Shares represented thereby to be delivered by such Selling Shareholder on such Closing Date or Option Closing Date and full right, power and authority to enter into this Agreement and, assuming effectiveness of the Registration Statement and the ADS Registration Statement, to sell, assign, transfer and deliver the ADSs and Ordinary Shares represented thereby to be delivered by such Selling Shareholder on such Closing Date or Option Closing Date hereunder, and to deposit with the Depositary the Ordinary Shares represented by such ADSs; and upon the delivery of and payment for the ADSs on the Closing Date or Option Closing Date hereunder, the several Underwriters will acquire valid and unencumbered title to the ADSs and Ordinary Shares represented thereby to be delivered by such Selling Shareholder on such Closing Date.

(b)This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(c)The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement will not contravene any provision of applicable law, or the memorandum and articles of association or other constitutive documents of such Selling Shareholder (if such Selling Shareholder is a corporation), or any agreement or other instrument binding upon such Selling Shareholder or any judgments, orders, decrees or writs, guidelines or notices of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over such Selling Shareholder, except for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a material adverse effect on the Selling Shareholders’ ability to fulfill its obligations under this Agreement.

(d)No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Shareholder for the consummation of the transactions contemplated by this Agreement in connection with the offering and sale of the ADSs sold by such Selling Shareholder, except as may be required by the securities or Blue Sky laws of the various states of the United States in connection with the offer and sale of the ADSs.

(e)(i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact relating to such Selling Shareholder or omit to state a material fact required to be stated therein or necessary to make the statements therein relating to such Selling Shareholder not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Offered Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, at the Closing Date and at each Option Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact relating to such Selling Shareholder or omit to state a material fact necessary to make the statements therein relating to such Selling Shareholder, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact relating to such Seller Shareholder or omit to state a material fact relating to such Seller Shareholder necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact relating to such Selling Shareholder or omit to state a material fact necessary to make the statements therein relating to such Selling Shareholder, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph shall only apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Representatives by such Selling Shareholder expressly for use therein, and it being understood and agreed that the only information furnished by such Selling Shareholder consists of the information with respect to such Selling Shareholder under the caption headed “Principal and Selling Shareholders” in the Registration Statement, the Time of Sale Prospectus and the Prospectus (such information, the “Selling Shareholder Information”).

(f)The sale of the ADSs by such Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its Subsidiaries that is not set forth in the in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(g)Such Selling Shareholder has no affiliations or associations with any member of FINRA.

(h)There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(i)Such Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs.

(j)Upon (i) payment for the ADSs to be sold by such Selling Shareholder pursuant to this Agreement, (ii) issuance of the ADSs pursuant to the Deposit Agreement, (iii) delivery of ADSs, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), (iv) registration of such ADSs in the name of Cede or such other nominee, and (v) the crediting of such ADSs on the books of DTC to securities accounts of the Underwriters (assuming that neither the Depositary, DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such ADSs), (A) DTC shall be a “protected purchaser” of such ADSs and the Shares represented thereby within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such ADSs and the Shares represented thereby and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such ADSs or the Shares represented thereby may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery, issuance and crediting occur, (x) such ADSs will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Depositary’s registry in accordance with the Depositary Agreement and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(k)No transaction, stamp, capital or other documentary, issuance, registration, transaction, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriters to the jurisdiction of organization or tax residence of the Selling Shareholder, the government of the PRC, the United States, Hong Kong or the Cayman Islands or any political subdivision or taxing authority thereof in connection with (i) the sale and delivery of the ADSs by such Selling Shareholder or the deposit of the Ordinary Shares represented by the ADSs by such Selling Shareholder with the Depositary under the Deposit Agreement, the issuance of the ADSs of such Selling Shareholder by the Depositary, and the delivery of the ADSs to or for the account of the Underwriters, (ii) the purchase from the Selling Shareholder of the ADSs and the initial resale and delivery of the ADSs of such Selling Shareholder to purchasers thereof by the Underwriters or (iii) the execution, delivery or performance of this Agreement, except that Cayman Islands and PRC stamp duty may be payable in the event that this Agreement is executed in or brought within the jurisdiction of the Cayman Islands or the PRC, as applicable.

(l)Such Selling Shareholder has not distributed or will not distribute, prior to the later of the Closing Date, the latest Option Closing Date and the completion of the Underwriters’ distribution of the ADSs, any offering material in connection with the offering and sale of the ADSs by such Selling Shareholder, including any free writing prospectus.

(m)Other than as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company.

(n)Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the ADSs that are to be sold by any other Selling Shareholder or the Ordinary Shares represented thereby to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any shares, right, warrants, options or other securities from the Company, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(o)As of the date hereof, no affiliate of such Selling Shareholder (except for the other Selling Shareholder) is the registered or legal owner of any Ordinary Shares.

(p)None of such Selling Shareholder or its subsidiaries, or any director or officer thereof, or, to such Selling Shareholder’s knowledge, any employee, agent or representative thereof or their respective affiliates, is aware of or has taken or will take any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practice Act of 1977, as amended, and the rules of regulations thereunder, the U.K. Bribery Act 2010, as amended, and the rules and regulations thereunder, or any other applicable anti-corruption law in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any Government Official) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; and (ii) such Selling Shareholder and its subsidiaries and its and their affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

(q)The operations of such Selling Shareholder and its subsidiaries are and have been conducted at all times in material compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving such Selling Shareholder or any of its subsidiaries with respect to the

Anti-Money Laundering Laws is pending or, to the best knowledge of such Selling Shareholder, threatened.

(r)(i) Neither such Selling Shareholder nor any of its subsidiaries, nor any director, officer thereof, nor, to the knowledge of such Selling Shareholder, any employee, agent, affiliate or representative of such Selling Shareholder or any of its subsidiaries, is or undertakes any business with a Person that is, or is owned or controlled by one or more Persons that are:

(A)subject to or the target of any Sanctions, including without limitation individuals or entities named on OFAC’s Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, and Sectoral Sanctions Identifications List, or

(B)located, organized or resident in a Sanctioned Country.

(ii)Such Selling Shareholder and its subsidiaries will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)to fund or facilitate any dealings, activities or business in, with or relating to any country, territory or Person that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)For the past five years, such Selling Shareholder and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(iv)No investigation, inquiry, action or suit or proceeding by or before any Governmental Entity, involving any actual or alleged violations of any Sanctions by such Selling Shareholder or its subsidiaries, is pending, or to the knowledge of such Selling Shareholder, threatened.

3.Agreements to Sell and Purchase. Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the

conditions hereinafter stated, agrees, severally and not jointly, to purchase from each Selling Shareholder at US$[    ] per ADS (the “Purchase Price”) the number of Firm ADSs (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the number of Firm ADSs to be sold by each Selling Shareholder as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Shareholder, severally and not jointly, agrees to sell to the Underwriters the Additional ADSs, and the Underwriters shall have the right to purchase, severally and not jointly, up to [    ] Additional ADSs at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional ADSs shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm ADSs but not payable on such Additional ADSs. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional ADSs to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm ADSs nor later than ten business days after the date of such notice. On each day, if any, that Additional ADSs are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional ADSs (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional ADSs to be purchased on such Option Closing Date as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

The Company hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities so owned convertible into or exercisable or exchangeable for ADSs or Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ADSs or Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs, Ordinary Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any ADSs or Ordinary Shares or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares (other than registration statements on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any share incentive plan that is in effect as of the date hereof and disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus).

The restrictions contained in the preceding paragraph shall not apply to (a) the issuance of Ordinary Shares pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise), in each case outstanding on the date hereof and described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, provided that the Company shall cause the recipient of such securities to not sell, transfer, pledge or otherwise dispose his or her interest in such securities during the Restricted Period; (ii) the issuance of Ordinary Shares or securities convertible into or exercisable for Ordinary Shares (whether upon the exercise of stock options or otherwise) or the grant of options to purchase Ordinary Shares or other equity-based compensation pursuant to a share incentive plan that is in effect as of the date hereof and disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, provided that the Company shall cause the recipient of such securities to not sell, transfer, pledge or otherwise dispose his or her interest in such securities during the Restricted Period; (iii) the deposit of Ordinary Shares with the Depositary for conversion into ADSs in connection with the contemplated issuance of options under the Company’s equity incentive plan that is in effect as of the date hereof and disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and (iv) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares or ADSs of the Company, provided that (a) such plan does not provide for the transfer of ordinary shares or ADSs during the Restricted Period and (b) no public announcement or filing under the Exchange Act is required of or voluntarily made by or on behalf of the Company regarding the establishment of such plan.

4.Terms of Public Offering. The Company and Selling Shareholders are advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the ADSs as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable. The Company and Selling Shareholders are further advised by the Representatives that the ADSs are to be offered to the public initially at US$[    ] per ADS (the “Public Offering Price”).

5.Payment and Delivery. Payment for the Firm ADSs to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City to the account specified by such Selling Shareholder to the Underwriters at least forty-eight hours in advance of such payment against delivery of such Firm ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [    ], 2023, or at such other time on the same or such other date, not later than [    ], 2023, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional ADSs shall be made to each Selling Shareholder in Federal or other funds immediately available in New York City to the account specified by each Selling Shareholder to the Underwriters at least forty-eight hours in advance of such payment against delivery of such Additional ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [    ], 2023, as shall be designated in writing by the Representatives.

The Firm ADSs and Additional ADSs shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm ADSs and Additional ADSs shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters through the facilities of the Depository Trust Company. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the ADSs to the Underwriters duly paid and (ii) any withholding required by law.

6.Conditions to the Underwriters’ Obligations. The obligations of each Selling Shareholder to sell the ADSs to the Underwriters and the several obligations of the Underwriters to purchase and pay for the ADSs on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:30 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a), Section 6(p) and Section 6(u) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an authorized signatory of each Selling Shareholder to the effect that the representations and warranties of the

Selling Shareholder contained in this Agreement are true and correct as of the Closing Date and that such Selling Shareholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(d)The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell, U.S. counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(e)The Underwriters shall have received on the Closing Date an opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(f)The Underwriters shall have received on the Closing Date an opinion of JunHe LLP, PRC counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(g)The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, Hong Kong counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(h)The Underwriters shall have received on the Closing Date an opinion of Kirkland & Ellis LLP, U.S. counsel for the Selling Shareholders, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(i)The Underwriters shall have received on the Closing Date an opinion of Junhe LLP, PRC counsel for the Selling Shareholders, dated the Closing Date, in form and substance satisfactory to the Underwriters.

The opinions of counsel for the Company (except for the opinion of PRC counsel for the Company) described above shall be rendered to the Underwriters at the request of the Company, and shall so state therein.

(j)The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Latham & Watkins LLP, U.S. counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(k)The Underwriters shall have received on the Closing Date an opinion of Zhong Lun Law Firm, PRC counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(l)The Underwriters shall have received on the Closing Date an opinion of Emmet, Marvin & Martin LLP, counsel for the Depositary, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(m)The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG Huazhen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(n)The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Company, the Representatives and Mr. Haijun Wang and the Selling Shareholders relating to sales and certain other dispositions of ADSs, Ordinary Shares or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(o)The several obligations of the Underwriters to purchase Additional ADSs hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:

(i)a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;

(ii)a certificate, dated the Option Closing Date and signed by an authorized signatory of each Selling Shareholder, confirming that the certificate delivered on the Closing Date pursuant to Section 6(c) hereof remains true and correct as of such Option Closing Date;

(iii)an opinion and negative assurance letter Davis Polk & Wardwell LLP, U.S. counsel for the Company, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(iv)an opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(e) hereof;

(v)an opinion of JunHe LLP, PRC counsel for the Company, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(f) hereof;

(vi)an opinion of Davis Polk & Wardwell LLP, Hong Kong counsel for the Company, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(g) hereof;

(vii)an opinion and negative assurance letter of Latham & Watkins LLP, U.S. counsel for the Underwriters, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(j) hereof;

(viii)an opinion of Zhong Lun Law Firm, PRC counsel for the Underwriters, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(k) hereof;

(ix)an opinion of Emmet, Marvin & Martin LLP, counsel for the Depositary, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(l) hereof;

(x)a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from KPMG Huazhen LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(m) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(xi)an opinion of Kirkland & Ellis LLP, U.S. counsel for the Selling Shareholders, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(h) hereof;

(xii)an opinion of Junhe LLP, PRC counsel for the Selling Shareholders, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(i) hereof; and

(xiii)such other documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional ADSs to be sold on such Option Closing Date and other matters related to the issuance of such Additional ADSs.

(p)There shall not have been any adverse legislative or regulatory developments in the PRC following the signing of this Agreement, which in the Representatives’ sole judgment in good faith after consultation with the Company, would make it inadvisable or impractical to proceed with the public offering or the delivery of the ADSs at the Closing Date or any Option Closing Date, as the case may be, on the terms and in the manner contemplated in this Agreement.

(q)The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the ADSs against issuance of the ADSs, the execution, issuance, countersignature and delivery of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(r)If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall have filed a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) promptly after 4:30 p.m., New York City time, on the date of this Agreement, and the Company shall have at the time of filing either paid to the Commission the filing fee for the Rule 462 Registration Statement or given irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(s)The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(t)No free writing prospectus, Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus shall have been filed to which the Representatives object in writing.

(u)No stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(v)FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

(w)At or prior to the Closing Date and each Option Closing Date, the ADSs shall be eligible for clearance and settlement through the facilities of the DTC.

(x)On the Closing Date or Option Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the Time of Sale Prospectus and the Prospectus, issuance and sale of the ADSs as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

7.Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)To comply with the requirements of Rule 430A, and notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement, the Form 8-A Registration Statement or the ADS Registration Statement shall become effective, or any supplement to the Prospectus (including any prospectus wrapper) or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement, the Form 8-A Registration Statement, the ADS Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the Form 8-A Registration Statement, the ADS Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the ADSs for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement or the ADS Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the ADSs. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)To furnish to the Representatives, without charge, copies of the Registration Statement (including exhibits thereto that are filed together with the Registration Statement) and for delivery to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(i) or 7(j) below, as many copies of the

Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(c)Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)To give the Representatives notice of its intention to make any filing pursuant to the Exchange Act prior to or on the later of the Closing Date or any Option Closing Date and to furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, and not to file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(e)To furnish to the Representatives a copy of each proposed free writing prospectus (including any electronic roadshow), or amendment thereof or supplement thereto, to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(f)If at any time following issuance of a free writing prospectus there occurred or occurs an event or development as a result of which such free writing prospectus conflicted or would conflict with the information contained in the Registration Statement or the ADS Registration Statement relating to the ADSs or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, to promptly notify the Representatives and to promptly (subject to Section 7(c)) amend or supplement, at its own expense, such free writing prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(h)Not to (and to cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the ADSs.

(i)If the Time of Sale Prospectus is being used to solicit offers to buy the ADSs at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission (subject to the last clause of this subsection (i)) and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law; to promptly give the Representatives written notice of any such event or condition of which the Company becomes aware; and before amending or supplementing the Time of Sale Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object.

(j)If, during such period after the first date of the public offering of the ADSs as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission (subject to the last clause of this subsection (j)) and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which ADSs may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law; to promptly give the Representatives written notice of any such event or condition of which the Company becomes aware; and before amending or supplementing the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object.

(k)To endeavor to qualify the ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(l)To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. The Company, during the period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the applicable rules and regulations of the Commission thereunder. During the three-year period after the date of this Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its EDGAR reporting system, it is not required to furnish such reports or statements filed through EDGAR to the Underwriters.

(m)Not to facilitate any shareholder’s conversion of Ordinary Shares to ADSs during the Restricted Period and not to release the Depositary from the obligations set forth in, or otherwise amend, terminate or fail to enforce, the Depositary Agreement without the prior written consent of the Representatives. The Company shall at all times maintain transfer restrictions with respect to the ADSs and Ordinary Shares that are subject to transfer restrictions pursuant to this Agreement and the “lock-up” agreements referred to in Section 6(n) and shall ensure compliance with such restrictions on transfer of restricted ADSs and Ordinary Shares. The Company shall retain all share certificates that are by their terms subject to transfer restrictions until such time as such transfer restrictions are no longer applicable to such securities.

(n)To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the ADSs within the meaning of the Securities Act and (b) completion of the Restricted Period.

(o)If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, to promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(p)To comply with the terms of the Deposit Agreement so that the ADSs will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the Closing Date and each applicable Option Closing Date.

(q)(i) To not attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering, to use its reasonable efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) to use its reasonable efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(r)To comply with the PRC Overseas Investment and Listing Regulations, and to use its reasonable efforts to cause holders of its Ordinary Shares that are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(s)Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the offering of the ADSs.

(t)To use its reasonable efforts to comply with and will use its reasonable efforts to require the Company’s directors and executive officers, in their capacities as such, to comply with all applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act.

(u)That all sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made, except to the extent of taxes that are imposed by reason of a present or former connection between the recipient and the jurisdiction imposing such taxes (other than a connection that would not have arisen but for the transactions contemplated by this Agreement).

(v)That all sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, upon receipt of value added or similar tax receipts, the Company shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

8.Covenants of the Selling Shareholders. Each Seller, severally and not jointly, covenants with each Underwriter as follows:

(a)To deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an applicable IRS Form W-8, as appropriate, together with all required attachments to such form, establishing a complete exemption from United States backup withholding tax.

(b)To indemnify and hold the Underwriters harmless against, any stamp, issue, registration, documentary, transfer or other similar taxes or duties imposed under the laws of Cayman Islands, Hong Kong or the PRC or any political sub-division or taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement or the Deposit Agreement or (ii) the sale and delivery of the ADSs to the Underwriters or purchasers procured by the Underwriters.

9.Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Selling Shareholders, jointly and severally, agree to pay or cause to be paid all expenses incident to the performance of their and the Company’s obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants in connection with the registration and delivery of the ADSs and Ordinary Shares represented thereby under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) the fees, disbursements and expenses of the Selling Shareholders’ counsel in connection with the offering of the ADSs and the execution, delivery and performance of this Agreement, (iii) the fees, disbursements and expenses of the Underwriters’ counsel in connection with the offering of the ADSs and the execution, delivery and performance of this Agreement to the following extent: if the aggregate public offering price of the ADSs is greater than US$100 million, then none of such fees, disbursements and expenses; if the aggregate public offering price of the ADSs is less than or equal to US$100 million, then 50% of such fees, disbursements and expenses; and if the transactions contemplated by this Agreement are not consummated, then two-thirds of such fees, disbursements and expenses, (iv) fees and expenses associated with a book-building system and deal roadshow link, which shall not exceed US$20,000, (v) all costs and expenses related to the transfer and delivery of the ADSs to the Underwriters, including any transfer or other similar taxes payable thereon, (vi) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the ADSs under state securities laws and all expenses in connection with the qualification of the ADSs for offer and sale under state securities laws as provided in Section 7(k) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (vii) all filing fees and fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the ADSs by the Financial Industry Regulatory Authority, (viii) the cost of printing certificates representing the ADSs or Ordinary Shares represented thereby, (ix) the costs and charges of any transfer agent, registrar or depositary and (x) the document production charges and expenses associated with printing this Agreement. Any fees and expenses to be paid or reimbursed by the Selling Shareholders shall be based on reasonable supporting documentation to be provided by the relevant parties to the Selling Shareholders, and approved by the Selling Shareholders. It is understood, however, that except as provided in this Section 9, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 14 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, share transfer taxes payable on resale of any of the ADSs by them and any advertising expenses connected with any offers they may make.

10.Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11.Indemnity and Contribution.   (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, and each of their respective directors, officers and employees, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), joint or several, caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described in Section 11(c);

(b)Each of the Selling Shareholders agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, and each of their respective directors, officers and employees, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), joint or several, caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described in Section 11(c); provided that notwithstanding the generality of the foregoing, each Selling Shareholder will only be liable pursuant to this Section 11(b) to the extent that such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Selling Shareholder Information; provided, further, that the liability of each Selling Shareholder for indemnity under this subsection shall not exceed the net proceeds received by such Selling Shareholder (after underwriting commissions and discounts) from its sale of the ADSs hereunder.

(c)Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, or any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the names and addresses of each Underwriter appearing under the caption “Underwriting” in the Prospectus.

(d)In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 11 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 11. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholders and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders, and such control persons of the Selling Shareholders, such firm shall be designated in writing by the Selling Shareholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the ADSs or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the ADSs (before deducting expenses) received by the Selling Shareholders on the one hand and the total underwriting discounts and commissions received by the Underwriters on the other hand, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the ADSs. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of ADSs they have purchased hereunder, and not joint.

(f)The Company, the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the ADSs.

12.Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company and the Selling Shareholders, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market and the London Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the PRC, Hong Kong, the Cayman Islands or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal, New York State, Hong Kong, London, PRC, Cayman Islands or other relevant authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13.Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company and (ii) delivery of and payment for the ADSs.

14.Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule I bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting

Underwriters, or in such other proportions as the Representatives may specify, to purchase the ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 14 by an amount in excess of one-ninth of such number of ADSs without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm ADSs to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either the Representatives, the Company or the Selling Shareholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional ADSs and the aggregate number of Additional ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Additional ADSs to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional ADSs to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional ADSs that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

15.Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the ADSs, represents the entire agreement among the Company, the Selling Shareholders and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the ADSs.

(b)the Company and Selling Shareholders acknowledge that in connection with the offering of the ADSs: (i) the Underwriters have acted at arms’ length, are not agents of, and owe no fiduciary duties to, the Company, the Selling Shareholders or any other person, (ii) the Underwriters owe the Company and Selling Shareholders only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Selling Shareholders. The Company and Selling Shareholders waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the ADSs.

16.Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates), each of the Selling Shareholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature or signature page to this Agreement by facsimile, DocuSign, or other e-signature or electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

18.Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

19.Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

20.Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives, at:

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

United States of America

Attention: ECM/ECM Syndicate

Facsimile: +1 (646) 855-3701

[CMB International Capital Limited

45/F, Champion Tower

3 Garden Road

Central

Hong Kong]

if to the Company shall be delivered, mailed or sent to Atour Lifestyle Holdings Limited, 18th floor, Wuzhong Building, 618 Wuzhong Road, Minhang District, Shanghai, People’s Republic of China, Attention: Legal Department

if to the Selling Shareholders, shall be delivered, mailed or sent to 16th Floor, Block B, Rongke Information Center, No. 2 South Road of Zhongguancun Academy of Science, Haidian District, Beijing, PRC, Attention: Lili Tan.

21.Submission to Jurisdiction; Appointment of Agents for Service. (a) The Company and each Selling Shareholder hereby submit to the exclusive jurisdiction of any

New York State or United States Federal court sitting in Borough of Manhattan in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the ADSs (each, a “Related Proceeding”). The Company and each of the Selling Shareholders irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company or any Selling Shareholders has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company or such Selling Shareholders irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)The Company and each Selling Shareholder hereby irrevocably appoint Cogency Global Inc. as their respective agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company and each Selling Shareholder represent and warrant that such agent has agreed to act as their respective agent for service of process, and the Company and each Selling Shareholder agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

22.Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company and each Selling Shareholder with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company and each Selling Shareholder agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company or Selling Shareholder, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

23.Representatives. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

24.Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 24: (A) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Very truly yours,

Atour Lifestyle Holdings Limited

By:
Name:
Title:

[Signature page to Underwriting Agreement]

[Shanghai Yi Nan Enterprise Management Partnership]

By:
Name:
Title:

[Shanghai Yin Nai Enterprise Management Partnership]

By:
Name:
Title:

[Signature page to Underwriting Agreement]

Accepted as of the date hereof

BofA Securities, Inc.

By:
Name:
Title:

CMB International Capital Limited

By:
Name:
Title:

By:
Name:
Title:

[Signature page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm ADSs To Be Purchased
BofA Securities, Inc.	[ ]
CMB International Capital Limited	[ ]
Total:	[ ]

I-1

SCHEDULE II

Selling Shareholders	Number of Firm ADSs to be Sold
[Shanghai Yi Nan Enterprise Management Partnership]	[ ]
[Shanghai Yin Nai Enterprise Management Partnership]	[ ]
Total:	[ ]

II-1

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus issued on [ ], 2023
2.	Pricing information: US$[ ] per ADS

III-1

SCHEDULE IV

Written Testing-the-Waters Communications

All written communications presented to potential investors in reliance on Section 5(d) of the U.S. Securities Act of 1933, as amended, and submitted to the U.S. Securities and Exchange Commission.

IV-1

SCHEDULE V

Subsidiaries

V-1

EXHIBIT A

FORM OF LOCK-UP LETTER

                      , 20

BofA Securities, Inc.

One Bryant Park
New York, NY 10036
United States of

America

CMB International Capital Limited

45/F, Champion Tower

3 Garden Road

Central

Hong Kong

Ladies and Gentlemen:

The undersigned understands that BofA Securities, Inc. and CMB International Capital Limited (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Atour Lifestyle Holdings Limited, an exempted company incorporated in the Cayman Islands (the “Company”) and certain shareholders thereof, providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of American Depositary Shares (“ADSs”) representing ordinary shares, par value US$0.0001 per share, of the Company (the “Ordinary Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not during the period commencing on the date hereof and ending 90 days after the date of the final prospectus (the “Restricted Period)” relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for ADSs or Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ADSs or Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs, Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to ADSs, Ordinary Shares or other securities acquired in open market transactions after the completion of the Public

Offering, provided that no filing under the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with subsequent sales of ADSs, Ordinary Shares or other securities acquired in such open market transactions; (b) transfers of ADSs, Ordinary Shares or any security convertible into ADSs or Ordinary Shares as a bona fide gift; (c) transfers of ADSs, Ordinary Shares or any security convertible into ADSs or Ordinary Shares through will or intestacy, to immediate family members, to any trust for the direct or indirect benefit of the undersigned or his or her immediate family members, or to any entity beneficially owned and controlled by the undersigned (or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust; for purposes of this letter, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin); (d) transfers of ADSs or Ordinary Shares or any security convertible into ADSs or Ordinary Shares by operation of law, including pursuant to an order of a court or regulatory agency; (e) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, distributions of ADSs or Ordinary Shares or any security convertible into ADSs or Ordinary Shares to limited partners or shareholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) through (e), (i) each donee, transferee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under the Exchange Act or other public announcement, reporting a reduction in beneficial ownership of ADSs or Ordinary Shares, shall be required or shall be voluntarily made during the Restricted Period, and (iii) any such transfer or distribution shall not involve a disposition for value; (f) the exercise of the undersigned’s rights to acquire ADSs or Ordinary Shares upon the exercise of options that were granted pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Prospectus, provided that any such Ordinary Shares received upon such exercise shall be subject to the terms of this letter; (g) the transfer of ADSs or Ordinary Shares to the Company in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of Ordinary Shares (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such Ordinary Shares received upon such exercise, vesting or settlement shall be subject to the terms of this letter, and provided further that any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan which is described in the Prospectus; or (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or Ordinary Shares, provided that (i) such plan does not provide for the transfer of ADSs or Ordinary Shares during the Restricted Period and (ii) no public announcement or filing under the Exchange Act is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of ADSs or Ordinary Shares or any security convertible into or exercisable or exchangeable for ADSs or Ordinary Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s ADSs or Ordinary Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this letter in proceeding toward consummation of the Public Offering. The undersigned further understands that this letter is irrevocable and shall be binding upon the undersigned’s, heirs, legal representatives, successors and assigns.

The undersigned hereby submits to the exclusive jurisdiction of any New York State or United States Federal court sitting in Borough of Manhattan in The City of New York over any suit, action or proceeding arising out of or relating to this letter (each, a “Related Proceeding”). The undersigned irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This letter agreement shall automatically terminate and be of no further force and effect on the earlier of (i) the date that the Company advises the Representatives in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) subsequent to signing the Underwriting Agreement, the Underwriting Agreement (other than the provisions thereof which survive termination) is terminated prior to payment for and delivery of the ADSs to be sold thereunder, (iii) September 30, 2023 if the Public Offering has not been completed by or before such date, (iv) the expiration of the Restricted Period, or (v) the withdrawal of the registration statement filed with the U.S. Securities and Exchange Commission with respect to the Public Offering.

This letter shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

(Name)

(Address)